Exhibit 10.1

Restricted Stock Award Agreement

This RESTRICTED STOCK AWARD AGREEMENT, dated as of [DATE] (the “Agreement”), by and between Servotronics, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Recipient”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Servotronics, Inc. 2022 Equity Incentive Plan (the “Plan”).

WHEREAS, effective [GRANT DATE] (the “Date of Grant”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company granted the Recipient a Restricted Stock Award, pursuant to which the Recipient shall receive shares of the Company’s Common Stock, par value $0.20 per share (“Common Stock”), pursuant to and subject to the terms and conditions of the Plan.

NOW, THEREFORE, in consideration of the Recipient’s services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Number of Shares and Share Price. The Company hereby grants the Recipient a Restricted Stock Award (the “Stock Award”) for [NUMBER] shares of Common Stock (the “Restricted Stock”) pursuant to the terms of this Agreement and the provisions of the Plan.

2.            Restrictions and Restricted Period.

(a)          Restrictions. Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of the Restricted Period (as defined below). The Company shall not be required (i) to transfer on its books any Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b)          Lapse of Restrictions; Restricted Period. The restrictions set forth above shall lapse and the Restricted Stock shall become freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as set forth in this Section 2(b).

(i)            Restrictions with respect to the Restricted Stock shall lapse as follows: [NUMBER] shares on [FIRST VESTING DATE]; [NUMBER] shares on [SECOND VESTING DATE] and [NUMBER] shares on [THIRD VESTING DATE] (each a “Vesting Date”).

(ii)          Except as set forth in Section 3, each such lapse of restrictions shall occur only if the Recipient has remained employed by the Company through the applicable Vesting Date (the “Restricted Period”). The portion of the Restricted Stock which does not vest as of the applicable Vesting Date, and any related accrued but unpaid dividends that are at that time subject to restrictions as set forth herein, shall, as of the applicable Vesting Date be forfeited to the Company without payment of any consideration by the Company, and neither the Recipient nor any of his or her successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates.

(iii)         In order to enforce the foregoing restrictions, the Committee may (A) require that the certificates representing the shares of Restricted Stock remain in the physical custody of the Company or in book entry until any or all of such restrictions expire or have been removed, and (B) cause a legend or legends to be placed on the certificates or book entry which make appropriate reference to the restrictions imposed under the Plan.

(c)          Rights of a Stockholder. Except as provided in this Section 2(c) and Section 2(d) of this Agreement, Recipient shall exercise all ownership rights with respect to the Restricted Stock, provided that voting rights with respect to the Restricted Stock will be exercisable only if the record date for determining shareholders entitled to vote falls on or after the Date of Grant and before the effective date of a forfeiture of Restricted Stock under Section 2(b) of this Agreement. The Recipient shall have the same rights with respect to any shares of Common Stock accruing to Restricted Stock as a result of any adjustment under Section 14 of the Plan.

(d)          Dividends. Stock distributed in connection with a Common Stock split or Common Stock dividend, and other property distributed as a dividend (including cash), shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed. Notwithstanding the generality of the foregoing, cash dividends paid on Restricted Stock shall be deferred for payment until the date of vesting (if any) of the related shares of Restricted Stock; provided such deferral is in compliance with Section 409A of the Code, in cash, shares of Common Stock or other property.

3.            Termination of Employment.

(a)          Except as otherwise set forth in this Agreement, in the event that the Recipient ceases to be employed by the Company for any reason prior to the lapse of the Restricted Period, then the Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions set forth herein, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Recipient nor any of his or her successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates.

(b)          In the event that the Recipient’s employment with the Company is terminated due to his death or Disability, then the Restricted Period set forth in Section 2(b) hereof shall immediately lapse and the Restricted Stock shall become immediately and fully vested.

(c)          In the event of a Change in Control, the provisions of Section 15 of the Plan shall control.

4.            Miscellaneous.

(a)          Amendments. This Agreement may be amended or modified only by the Committee; provided that any such amendment or modification adversely affecting the rights of the Recipient hereunder must be consented to by the Recipient to be effective as against the Recipient.

(b)          83(b) Election. Recipient understands that Section 83(a) of the Internal Revenue Code, taxes as ordinary income the fair market value of the Restricted Stock as of the date that such shares of Restricted Stock vest in accordance with this Agreement. Recipient understands that Recipient may elect to be taxed at the time that Restricted Shares are granted, rather than when and as vesting occurs, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of the grant of the Restricted Stock. Recipient understands that, if an 83(b) Election is made, an additional copy of such 83(b) Election is required to be filed with his/her federal income tax return for the calendar year in which the grant occurs and must also provide a copy to the Company. Recipient acknowledges and understands that it is the Recipient’s sole decision, obligation, and responsibility whether or not to file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing nor shall the Company or the Company’s legal or financial advisors have any obligation or responsibility with respect to the Recipient’s decision to make or not make an 83(b) election. Recipient further acknowledges that the Company has directed the Recipient to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, or state in which the Recipient may reside.

(c)          No Right to Continued Employment. The granting of the Stock Award evidenced hereby and this Agreement shall impose no obligation on the Company or any affiliate to continue the employment of the Recipient and shall not lessen or affect any right that the Company or any affiliate may have to terminate the employment of such Recipient.

(d)          Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Recipient for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Restricted Stock granted hereunder, the Recipient will pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local taxes of any kind required by law to be withheld with respect to such amount and in accordance with Section 18(c) of the Plan. The obligations of the Company under the Stock Award will be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient.

(e)          Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: Corporate Secretary, at its principal executive office and to the Recipient at the address that he or she most recently provided to the Company.

(f)           Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(g)          Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(h)          Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Recipient, the Recipient’s assigns and the legal representatives, heirs and legatees of the Recipient’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)            Choice of Law. This Agreement shall be governed by the law of the State of New York (regardless of the laws that might otherwise govern under applicable Mississippi principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

(j)            Award Subject to Plan. By entering into this Agreement the Recipient agrees and acknowledges that the Recipient has received and read a copy of the Plan. The Stock Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(k)          Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(l)            Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(m)        Compensation Recoupment Policy. This Agreement shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to the Recipient and to Stock Awards of this type.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of [DATE].

SERVOTRONICS, INC.

Name:
Title:

Acknowledged as of the date first written above:

RECIPIENT

Name:

Title: